                                                            Exhibit 10.7

                                    FORM OF

                          CHANGE IN CONTROL AGREEMENT

     This Agreement entered into as of the 30th day of November, 1999, by and between Archstone Communities Trust, a Maryland real estate investment trust ("REIT") (the "Trust"), and [insert name] (the "Executive").
------         -----                            ---------

     WHEREAS the Trust wishes to assure itself of the continuity of the Executive's services in the event of any change in control of the Trust;

     WHEREAS the Trust and the Executive accordingly desire to enter into this Agreement on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed by and between the parties as follows:

     1.   Term of Agreement. The term of this Agreement (the "Term") shall
          -----------------                                   ----
commence on the date hereof and shall continue through December 31, 2000; provided, however, that on such date and on each December 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than sixty (60) days prior to December 31 either party shall have given notice that such party does not wish to extend the Term; and provided, further, that if a Change in Control (as defined in Paragraph 3 below) shall have occurred during the original or any extended Term of this Agreement, the Term of this Agreement shall continue for a period of [insert thirty-six for Tier 1, or twenty-four for Tier 2] calendar months beyond the calendar month in which such Change in Control occurs.

     2.   Employment After Change in Control. If the Executive is in the employ
          ----------------------------------
of the Trust on the date of a Change in Control, the Trust hereby agrees to continue Executive in its employ for the period commencing on the date of the Change in Control and ending on the last day of the Term of this Agreement (the "Employment Period"). During the Employment Period, the Executive shall hold such position with the Trust and exercise such authority and perform such duties as are substantially commensurate with the Executive's position, authority and duties immediately prior to the Change in Control. The Executive agrees that, during the Employment Period, the Executive shall devote his full professional
           -----------------
time and attention to the Executive's duties and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent the Executive from voluntarily resigning from employment upon 30 days' written notice to the Trust under circumstances which do not constitute a Termination (as defined in Paragraph 5 below).

     3.   Change in Control. For purposes of this Agreement, "Change in Control"
          -----------------                                   -----------------
means the occurrence of any of the following:

          a. the shareholders of the Trust approve a definitive agreement to merge the Trust into or consolidate the Trust with another entity, sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation. However, a Change in Control shall not be deemed to have occurred by reason of a transaction (or a substantially concurrent or otherwise related series of transactions) (a "Transaction") upon the completion of which 75% or
                            -----------
more of the beneficial ownership of the voting power of the Trust, the surviving corporation or corporation directly or indirectly controlling the Trust or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of the Trust immediately prior to the Transaction (except that upon the completion thereof, employees or employee benefit plans of the Trust may be a new holder of such beneficial ownership); provided, however, that in the event that the shareholders of the Trust immediately prior to the consummation of a Transaction beneficially own (not giving effect to any shares beneficially owned by such persons in any party to the Transaction other than the Trust) less than 75% of the voting power of the Trust, the surviving corporation or corporation directly or indirectly controlling the Trust or the surviving corporation, as the case may be, immediately after the consummation of the Transaction, then a Change in Control shall be deemed to have occurred. A transaction with an "Affiliate" of the Trust (as defined in the Securities Exchange Act of 1934, as
 ---------
amended (the "Exchange Act")) shall not be treated as a Change in Control; or,
              ------------

          b.   the "beneficial ownership" (as defined in Rule 13(d)(3) under the
                    --------------------
Exchange Act) of securities representing 25% or more of the combined voting power of the Trust is acquired, other than from the Trust, by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than by any trustee or other fiduciary holding securities under an employee benefit plan or other similar stock plan of the Trust), provided that any purchase by Security Capital Group Incorporated or any of its Affiliates of securities representing 50% or more of the combined voting power of the Trust shall not be treated as a Change in Control; or

          c. at any time during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Trustees of the Trust cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Trust's shareholders, of each new Trustee was approved by a vote of at least two-thirds of the Trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

     4.   Compensation During the Employment Period. During the Employment
          -----------------------------------------
Period, the Executive shall be compensated as follows:

          a. The Executive shall receive an annual salary which is not less than his annual salary immediately prior to the Employment Period and shall be eligible to receive an increase in annual salary which is not materially less favorable than the average increases in salary for the Trust's other executives with comparable duties and responsibilities;

          b. the Executive shall be eligible to participate in short-term and long-term cash-based incentive compensation plans which, in the aggregate, provide bonus opportunities which are not materially less favorable to the Executive than the greater of (i) the opportunities provided to the Trust's other executives with comparable duties and responsibilities; and, (ii) the opportunities provided to the Executive under all such plans in which the Executive was participating prior to the Employment Period;

          c. the Executive shall be eligible to participate in stock option, performance awards, restricted stock and other equity-based incentive compensation plans (the "Plans") on a basis not materially less favorable to the
                         -----
Executive than the greater of the Plans available (i) to the Executive immediately prior to the Employment Period, or (ii) to other executives of the Trust with comparable duties and responsibilities; and,

          d. the Executive shall be eligible to receive employee benefits (including, but not limited to, tax-qualified and nonqualified savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits) and perquisites which are not materially less favorable to the Executive than the greater of (i) the employee benefits and perquisites provided to the Trust's other executives with comparable duties and responsibilities, or (ii) the employee benefits and perquisites to which the Executive would be entitled under the Trust's employee benefit plans and perquisites as in effect immediately prior to the Employment Period.

     5.   Termination. For purposes of this Agreement, the term "Termination"
          -----------                                             -----------
shall mean termination of the employment of the Executive during the Employment Period (i) by the Trust, for any reason other than death, Disability (as defined below) or Cause (as described below), or (ii) by resignation of the Executive upon the occurrence of one of the following events:

          a. a material adverse change in the nature or scope of the Executive's [title], position, authority or duties, a breach of any of the subparagraphs of Paragraph 4 above, or the breach by the Trust of any other provision of this Agreement;

          b. a material reduction in the base salary and/or target bonus received by the Executive;

          c. the relocation of the Executive's office to a location more than thirty miles from the location of the Executive's office immediately prior to the Employment Period;

          d. the failure of the Trust to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 19 below.

   The date of the Executive's Termination under this Paragraph 5 shall be the date specified by the Executive or the Trust, as the case may be, in a written notice to the other party complying with the requirements of Paragraph 15 below. For purposes of this Agreement, the Executive shall be considered to have a "Disability" during the period in which the Executive is unable, by reason of a
 ----------
medically determinable physical or mental impairment, to engage in the material and substantial duties of his regular occupation, which condition is expected to be permanent. For purposes of this Agreement, "Cause" means, in the reasonable
                                                -----
judgment of the Board of Trustees of the Trust, (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Trust, after written notification by the Trust of such failure, (ii) the willful engaging by the Executive in conduct which is demonstrably injurious to the Trust, monetarily or otherwise, or (iii) the engaging by Executive in egregious misconduct involving serious moral turpitude. For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that such action was in the best interest of the Trust.

     6.   Severance Payments. Subject to the provisions of Paragraph 9 below, in
          ------------------
the event of a Termination described in Paragraph 5 above, in lieu of the amount otherwise payable under Paragraph 4 above, the Executive shall continue to receive, at the Trust's expense, medical insurance, disability income protection, life insurance coverage and death benefits, and perquisites in accordance with Subparagraph 4(d) above for a period of [insert thirty-six months for Tier 1, or twenty-four months for Tier 2] after the date of Termination (under COBRA or through an individual conversion policy, as appropriate), and shall be entitled to a lump sum payment in cash no later than ten (10) business days after the date of Termination equal to the sum of:

          a. the Executive's unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of Termination;

          b. an amount equal to [insert 3 for Tier 1, or 2 for Tier 2] times the Executive's annual salary rate plus an amount equal to [insert 3 for Tier 1, or 2 for Tier 2] times the Executive's target bonus award in effect immediately prior to the date of Termination.

          c. an amount equal to the assigned target bonus for the Executive for the year of Termination prorated through the date of Termination.

     7.   Deferred Compensation Plans.
          ---------------------------

          a.   For purposes of this Paragraph, "deferred compensation plans"
                                                -------- ------------ -----
shall mean all nonqualified deferred compensation plans presently maintained by the Trust or adopted in the future by the Trust, including without limitation the Archstone Communities Trust Nonqualified Savings Plan. If a Change in Control occurs during the original or any extended Term of this Agreement, the Trust shall, within thirty (30) days after the date of such Change in Control, establish a "rabbi trust" and transfer to such "rabbi trust" an amount of cash sufficient to provide all benefits accrued by the Executive under all deferred compensation plans. Thereafter, the Trust will, at least quarterly, transfer to the "rabbi trust" an amount of cash sufficient to provide any additional benefits accrued by the Executive under all deferred compensation plans.

          b. In the event of a Termination as set forth in Paragraph 5 above (and only in the event of such Termination): any election by the Executive as to the form of payment of benefits under the Archstone Communities Trust Nonqualified Savings Plan that is made within thirty (30) days after the date of Change in Control, and before the Executive is entitled to such benefits, will be given effect, whether or not such election was on file at least twelve (12) months prior to such Termination.

     8.   Share Awards. In the event of a Termination as set forth in Paragraph
          ------------
5 above, the restrictions on any outstanding share awards (including nonqualified options, incentive share options, matching share options, purchased shares and restricted share units) granted to Executive under any incentive plan or arrangement shall lapse and such share awards shall become 100% vested, and all other awards granted to Executive shall become immediately exercisable and shall become 100% vested. The expiration date of Executive's share options shall be the three-month anniversary of the date of the Termination as set forth in Paragraph 5 above.

     9.   Make-Whole Payments.  Subject to the following three sentences, if any
          -------------------
payment or benefit to which the Executive is entitled, whether under this Agreement or otherwise, in connection with a Change in Control or the Executive's termination of employment (a "Payment") is subject to any tax under
                                          -------
section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or
                                                                    ----
any similar federal or state law (an "Excise Tax"), the Trust shall pay to the
                                      ----------
Executive an additional amount (the "Make Whole-Amount") which is equal to (i)
                                     -----------------
the amount of the Excise Tax, plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax that are imposed in connections with such Excise Tax, plus (iii) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clause
(i) and clause (ii) and this clause (iii). Such Make Whole-Amount will not be paid to the Executive if the Payment is less than ten (10) percent above the maximum amount that may be paid without incurring Excise Tax. In the event that the Payment is greater than the maximum amount that may be paid without incurring Excise Tax, but less than 10 percent greater than the maximum amount, then the Payment shall be capped at the maximum amount that may be paid without incurring Excise Tax. In such event, the cash severance payments provided in Paragraph 6 above and/or the outplacement services provided in Paragraph 10 below, at the Executive's election, shall be reduced to a level that results in the total Payment being equal to the maximum amount that may be paid without incurring Excise Tax.

          a. For purposes of determining the Make-Whole Amount, the Executive shall be deemed to be taxed at the highest marginal rate under all applicable local, state, federal and foreign income tax laws for the year in which the Make-Whole Amount is paid. The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Trust coincident with the Payment with respect to which such Excise Tax relates.

          b. All calculations under this Paragraph 9 shall be made initially by the Trust and the Trust shall provide prompt written notice thereof to the Executive to enable the Executive to timely file all applicable tax returns. Upon request of the Executive, the Trust shall provide the Executive with sufficient tax and compensation data to enable the Executive or his tax advisor to independently make the calculations described in subparagraph (a) above and the Trust shall reimburse the Executive for reasonable fees and expenses incurred for any such verification.

          c. If the Executive gives written notice to the Trust of any objection to the results of the Trust's calculations within sixty (60) days of the Executive's receipt of written notice thereof, the dispute shall be referred for determination to tax counsel selected by the independent auditors of the Trust ("Tax Counsel"). The Trust shall pay all reasonable fees and expenses of
        -----------
such Tax Counsel. Pending such determination by Tax Counsel, the Trust shall pay the Executive the Make-Whole Amount as determined by the Trust in good faith. The Trust shall pay the Executive any additional amount determined by Tax Counsel to be due under this Paragraph 9 (together with interest thereon at a rate equal to 120% of the Federal short-term rate compounded daily determined under section 1274(d) of the Code) promptly after such determination.

          d. The determination by Tax Counsel shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax
                                                                           ---
Authority") determines that the Executive owes a greater or lesser amount of
---------
Excise Tax with respect to any Payment than the amount determined by Tax
Counsel.

          e. If a Taxing Authority makes a claim against the Executive which, if successful, would require the Trust to make a payment under this Paragraph 9, the Executive agrees to contest the claim, with counsel reasonably satisfactory to the Trust, on request of the Trust, subject to the following conditions:

               (1) The Executive shall notify the Trust of any such claim within ten (10) days of becoming aware thereof. In the event that the Trust desires the claim to be contested, it shall promptly (but in no event more than thirty (30) days after the notice from the Executive or such shorter time as the Taxing Authority may specify for responding to such claim) request the Executive to contest the claim. The Executive shall not make any payment of any tax which is subject of the claim before the Executive has given the notice or during the thirty (30) day period thereafter unless the Executive receives written instructions from the Trust to make such payment together with an advance of funds sufficient to make the requested payment plus any amounts payable under this Paragraph 9 determined as if such advance were an Excise Tax, in which case the Executive will act promptly in accordance with such instructions.

               (2) If the Trust so requests, the Executive will contest the claim by either contesting the claim in the United States Tax Court or other appropriate court, as directed by the Trust; provided, however, that any request by the Trust for the Executive to pay the tax shall be accompanied by an advance from the Trust to the Executive of funds sufficient to make the requested payment plus any amounts payable under this Paragraph 9 determined as if such advance were an Excise Tax. If directed by the Trust in writing, the Executive will take all action necessary to compromise or settle the claim, but in no event will the Executive compromise or settle the claim or cease to contest the claim without the written consent of the Trust; provided, however, that the Executive may take any such action if the Executive waives in writing his right to a payment under this Paragraph 9 for any amounts payable in connection with such claim. The Executive agrees to cooperate in good faith with the Trust in contesting the claim and to comply with any reasonable request from the Trust concerning the contest of the claim, including the pursuit of administrative remedies, the appropriate forum for any judicial proceedings, and the legal basis for contesting the claim. Upon request of the Trust, the Executive shall take appropriate appeals of any judgment or decision that would require the Trust to make a payment under this Paragraph 9. Provided that the Executive is in compliance with the provisions of this paragraph, the Trust shall be liable for and indemnify the Executive against any loss in connection with, and all costs and expenses, including attorneys' fees, which may be incurred as a result of, contesting the claim, and shall provide to the Executive, within ten (10) days after each written request therefor by the Executive, cash advances or reimbursement for all such costs and expenses actually incurred or reasonably expected to be incurred by the Executive as a result of contesting the claim.

               f. Should a Tax Authority finally determine that an additional Excise Tax is owed, then the Trust shall pay an additional Make-Whole Amount to the Executive in a manner consistent with this Paragraph 9 with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Trust or Tax Counsel, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then the Executive shall repay such excess to the Trust within thirty (30) days of such determination; provided that such repayment shall be reduced by the amount of any taxes paid by the Executive on such excess which is not offset by the tax benefit attributable to the repayment.

          10.  Outplacement Services. If the Executive's Termination occurs
               ---------------------
during the Employment Period, the Trust shall provide to the Executive, at the Executive's election, outplacement services of an experienced firm, selected by the Trust and acceptable to the Executive, located not more than thirty miles from the location of Executive's office immediately prior to the Employment Period, provided that the cost of such services shall not exceed [insert $20,000 for Tier 1, or $15,000 for Tier 2] and such services shall not extend beyond six
(6) months from the date of Executive's Termination.

          11.  Pooling of Interests Accounting Treatment. If the application of
               -----------------------------------------
any provision of this Agreement, or of the Agreement in its entirety, would preclude the use of pooling of interests accounting treatment with respect to a transaction for which such treatment otherwise is available and to be adopted by the Trust, this Agreement, upon the determination of the Board, shall be modified as it applies to such transaction, to the minimum extent necessary to prevent such impact and preserving to the greatest extent possible the protections and rights afforded the Executive under this Agreement.

          12.  Deductions and Withholding.  All payments to the Executive under
               --------------------------
this Agreement will be subject to applicable deductions and withholding of state and federal taxes.

          13.  Confidentiality, Non-Solicitation and Non-Competition.  The
               -----------------------------------------------------
Executive agrees that:

               a. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has the express written authorization from the Trust, the Executive agrees to keep secret and confidential for a period of two years following the termination of Executive's employment all non-public information concerning the Trust or any entity in which the Trust has a 25% or greater ownership interest ("Trust-
                                                                    -----
Related Entity") which was acquired by or disclosed to Executive during the
--------------
course of Executive's employment with the Trust or any Trust-Related Entity controlled by the Trust, and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

               b. While the Executive is employed by the Trust or Trust-Related Entity and for a period of one year after the date the Executive terminates employment for any reason, the Executive covenants and agrees that Executive will not, whether for Executive or for any other person, business, partnership, association, firm, company or corporation, initiate contact with, solicit, divert or take away any of the customers (entities or individuals from which the Trust or any Trust-Related Entity receives rents or payments for services) of the Trust or any Trust-Related Entity or employees of the Trust or any Trust-Related Entity in existence from time to time during Executive's employment with the Trust or any Trust-Related Entity and at the time of such initiation, solicitation or diversion.

               c. While the Executive is employed by the Trust or any Trust-Related Entity, the Executive covenants and agrees that Executive will not, directly or indirectly, engage in, assist, perform services for, plan for, establish or open, or have any financial interest (other than (i) ownership of 1% or less of the outstanding stock of any corporation listed on the New York or American Stock Exchange or included in the National Association of Securities Dealers Automated Quotation System, or (ii) ownership of securities in any entity affiliated with the Trust) in any person, firm, corporation, or business entity (whether as an employee, officer, director or consultant) that engages in the operation, development, management or financing of multifamily communities.

          14.  Arbitration of All Disputes.  Any controversy or claim arising
               ---------------------------
out of or relating to this Agreement or the breach thereof shall be settled by arbitration in Denver, Colorado, in accordance with the laws of the State of Colorado. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event that the Executive determines that it is either necessary or desirable for the Executive to retain legal counsel or incur other costs and expenses in connection with enforcement of his or her rights under this Agreement, the Trust shall pay the Executive's reasonable attorneys' fees and costs and expenses in connection with enforcement of his or her rights (including the enforcement of any arbitration award in court). If, however, the arbitrator shall determine that, under the circumstances, payment by the Trust of all or any part of any such fees, costs and expenses would be unjust, the Executive shall repay such amount to the Trust in accordance with the order of the arbitrator. Any award of the arbitrator shall include interest at a rate or rates considered just under the circumstances by the arbitrator.

          15.  Mitigation and Set-Off.  The Executive shall not be required to
               ----------------------
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Trust shall not be entitled to set-off against the amounts payable to the Executive under this Agreement any amounts owed to the Trust by the Executive, or any amounts earned, or which could have been earned, by the Executive after the date of Termination of Executive's employment with the Trust.

          16.  Notices.  Except as otherwise provided herein, either the Trust
               -------
or the Executive may terminate the employment relationship upon no less than thirty (30) days' notice to the other party. Any notices, requests, demands or other communications provided for by this Agreement shall be sufficient if in writing and if sent by telecopy or facsimile transmission or by hand delivery or registered, certified, or overnight mail to the Executive at the last address Executive has filed in writing with the Trust or, in the case of the Trust, to the attention of the Secretary of the Trust, at its principal executive offices. Such notices and communications shall be deemed to have been received on the date of confirmation of receipt, in the case of telecopy or facsimile transmission, or upon the date of delivery thereof or the fifth (5/th/) business day after the mailing thereof, whichever is earlier, in the case of the remaining delivery methods.

          17.  Binding Effect; Assignment.  This Agreement shall inure to the
               --------------------------
benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives. This Agreement may not be assigned by Executive, nor may Executive assign or pledge any of his rights, including rights to payment, hereunder.

          18.  Governing Law. The provisions of this Agreement shall be
               -------------
construed in accordance with the laws of the State of Colorado, without application of conflict of laws provisions thereunder.

          19.  Successors to the Trust.  The Trust shall require any successor,
               -----------------------
whether direct or indirect, by purchase, merger, consolidation or otherwise, and whether to all or substantially all of the business and/or assets of the Trust, to assume the obligations of this Agreement. Such assumption shall be by an express agreement signed by both the successor Company and the Executive and shall be reasonably satisfactory to the Executive.

          20.   Employment Status.  Nothing in this Agreement shall be deemed to
                -----------------
create an employment agreement between the Trust and the Executive providing for the employment of the Executive for any fixed period of time. The Executive's employment is terminable at will by the Trust of the Executive, meaning either party may terminate the employment relationship at any time, with or without Cause, subject in the event of a Termination, as defined in this Agreement, to
(i) the notice provisions of Paragraph 2, 5, and 16, and (ii) the Trust's obligations to provide severance payments as required by Paragraph 6, the election rights of the Executive set forth in Paragraph 7(b) and the modifications to any outstanding awards set forth in Paragraph 8. Upon termination of the Executive's employment prior to the date of a Change in Control, there shall be no further rights under this Agreement.

          21.  Entire Agreement.  This Agreement, contains the entire agreement
               ----------------
between the parties hereto and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof, except with respect to the Archstone Communities Trust 1997 Long-Term Incentive Plan, which, subject to the modifications thereto set forth in this Agreement, remains as a separate document in full force and effect in accordance with its terms.

          22.  Amendments and Waivers.  This Agreement may not be modified or
               ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement or any such modification or amendment is sought. Either party hereto may, by an instrument in writing, waive compliance by the other party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

          23.  Section Headings.  The headings contained in this Agreement are
               ----------------
for reference purposes only and shall not be deemed to be a part of this Agreement or to control or affect the meaning or construction of any provision of this Agreement.

          24.  Severability.  In the event that any provision or portion of this
               ------------
Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

          25.  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

                       [Signatures are on following page]

                               SIGNATURE PAGE TO

                          CHANGE IN CONTROL AGREEMENT


     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Trustees, the Trust has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.


                                           ____________________________________

                                                  [Insert name]

                                                  [Insert title]

                                            ARCHSTONE COMMUNITIES TRUST


                                            By: _______________________________

                                            Name:  ____________________________

                                            Title: ____________________________

                    SCHEDULE TO CHANGE IN CONTROL AGREEMENT
                    ---------------------------------------



The following persons have executed Change in Control Agreements with Archstone, which Agreements are in the same form as is set forth in Exhibit 10.7, with the only differences being those provisions noted in such form which vary based upon whether the individual is a Tier 1 Executive or a Tier 2 Executive.

TIER 1 EXECUTIVES: R. Scot Sellers, Chairman and Chief Executive Officer, and Patrick R. Whelan, Chief Operating Officer.


TIER 2 EXECUTIVES: Richard A. Banks, Managing Director West Region, and J. Lindsay Freeman, Managing Director East Region are Tier 2 Executives for purposes of the Change in Control Agreements.